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                                                                     Exhibit 4.4

                       CYBERSTORAGE SYSTEMS CORPORATION
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                     NON-QUALIFIED STOCK OPTION AGREEMENT
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     NON-QUALIFIED STOCK OPTION AGREEMENT made as of ______________ between
CYBERSTORAGE SYSTEMS CORPORATION, a Massachusetts corporation (hereinafter called the Corporation), and _______________ (hereinafter called the Optionee), a member of the Board of Directors of the Corporation.

     The Corporation desires, by affording the Optionee an opportunity to purchase shares of its Common Stock, no par value (hereinafter called the Common Stock), as hereinafter provided, to carry out the purpose of the Corporation's 1999 Stock Option Plan adopted on August 9, 1999 (the "Plan").

     NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto have agreed, and do hereby agree as follows:

     1.   Grant of Option.  Subject to the conditions hereinafter described, the
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Corporation hereby irrevocably grants to the Optionee the right and option
(hereinafter called the Option) to purchase all or any part of an aggregate of ____ shares of the Common Stock (such number being subject to adjustment as provided in paragraph 8 hereof) on the terms and conditions herein set forth. This Option is not intended by the parties hereto to be treated as an incentive stock option (as such term is defined under Section 422 of the Internal Revenue Code of 1986 (hereinafter called the Code)).

     2.   Purchase Price.  The purchase price of the shares of the Common Stock
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covered by the Option shall be ____ per share.

     3.   Term of Option.  The term of the Option shall be for a period of five
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(5) years from the date hereof, subject to earlier termination as provided in paragraph 7 hereof. The Option shall become exercisable on the following schedule:

          Date            No. of Shares Exercisable
          ----            -------------------------

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provided, however, that, in accordance with and subject to the provisions of the
Plan, the Committee may, in its discretion, accelerate the date that any installment of this Option becomes exercisable and provided further that this Option shall become exercisable in full upon a Change of Control subject to the
provisions of paragraph 4 hereof.   The purchase price of the shares as to which
the Option shall be exercised shall be paid at the time of exercise as provided in paragraph 9 hereof.

     4.   Change of Control.  Upon the occurrence of a Change of Control, unless
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otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies, the Option shall become immediately exercisable. For purposes of this paragraph 4, the term "Change of Control" shall mean:

               (a) the Company is merged or consolidated or reorganized into or with another corporation or other legal person (hereinafter called an Acquiror) and as a result of such merger, consolidation or reorganization less than 51% of the outstanding voting securities or other capital interests of the surviving, resulting or acquiring corporation or other legal person are owned in the aggregate by the stockholders of the Company, directly or indirectly, immediately prior to such merger, consolidation or reorganization, other than by the Acquiror or any corporation or other legal person controlling, controlled by or under common control with the Acquiror; or

               (b) the Company sells all or substantially all of its business and/or assets to an Acquiror, of which less than 51% of the outstanding voting securities or other capital interests are owned in the aggregate by the stockholders of the Company, directly or indirectly, immediately prior to such sale, other than by any corporation or other legal person controlling, controlled by or under common control with the Acquiror; or

               (c) During any period of two consecutive years (or such shorter period as the Company shall have been in existence), individuals who at the beginning of any such period constitute the directors of the Company cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director of the Company was approved by a vote of at least two-thirds of such directors of

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     the Company then still in office who were directors of the Company at the beginning of any such period.

     5.   Non-transferability.  The Option shall not be transferable otherwise
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than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined in the Code, or Title I of the Employee Retirement Income Security Act of 1974, as amended or the regulations thereunder. Subject to the foregoing, the Option may be exercised, during the lifetime of the Optionee, only by him. More particularly (but without limiting the generality of the foregoing), the Option may not be assigned, transferred (except as provided above), pledged, or hypothecated in any way, shall not be assignable by operation of law and shall not be subject to execution, attachment, or similar process. Any attempted assignment, transfer, pledge, hypothecation, or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment, or similar process upon the Option shall be null and void and without effect.

     6.   Registration of Shares.  Unless the shares (the "Shares") to be issued
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upon exercise of this Option have been effectively registered under the
Securities Act of 1933 as now in force or hereafter amended, the Corporation shall be under no obligation to issue any Shares covered by any option unless the person who exercises this Option, in whole or in part, shall give a written representation and undertaking to the Corporation which is satisfactory in form and scope to counsel to the Corporation and upon which, in the opinion of such counsel, the Corporation may reasonably rely, that he is acquiring the Shares issued to him pursuant to such exercise of the Option for his own account as an investment and not with a view to, or for sale in connection with, the distribution of any such Shares, and that he will make no transfer of the same except in compliance with any rules and regulations in force at the time of such transfer under the Securities Act of 1933, or any other applicable law, and, that if Shares are issued without such registration, a legend to this effect may be endorsed upon the securities so issued.

     7.   Termination of Relationship.  Except as otherwise provided in this
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paragraph, the Option shall terminate and be canceled on the first to occur of the expiration date of this Option as set forth in paragraph 3 hereof or the date which is three (3) months following the date on which the Optionee ceases to be a member of the Board of Directors of the Corporation. The Option shall be exercisable during such three month period to the extent it was exercisable on the date of such termination. In the event that such service on the Corporation's Board of Directors shall be terminated on account of the Optionee's death, or permanent disability (as such term is defined in Section 22(e)(3) of the Code), the Option may be exercised in full, without regard to any installments under paragraph 3 hereof, by the optionee or, by his heirs, legatees, or legal representatives, as the case may be, during its specified term prior to one (1) year after the date of death, permanent disability, or retirement, but in any event not later than five years from the date hereof. Nothing in this Option Agreement shall interfere in any way with the right of the Corporation to remove the Optionee from, or fail to reelect

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the Optionee as a member of, the Board of Directors of the Corporation.

     8.   Changes in Capital Structure.  The number of shares subject to the
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Option shall be adjusted as follows:  (a) in the event that the number of outstanding shares of Common Stock of the Corporation is changed by any stock dividend, stock split or combination of shares, the number of shares then subject to the Option shall be proportionately adjusted; (b) in the event of any merger, consolidation or reorganization of the Corporation with any other corporation or corporations, there shall be substituted, on an equitable basis as determined by the Board of Directors of the Corporation as provided in the Corporation's 1994 Stock Option Plan, as amended, for each share of Common Stock then subject to the Option, the number and kind of shares of Stock or other securities to which the holders of shares of Common Stock of the Corporation will be entitled pursuant to the transaction; and (c) in the event of any other relevant change in the capitalization of the Corporation, the Corporation shall provide for an equitable adjustment in the number of shares of Common Stock then subject to the Option. In the event of any such adjustment, the purchase price per share shall be proportionately adjusted so that the person or persons exercising the Option shall receive, for the aggregate price paid upon such exercise, the aggregate number and class of shares which, if shares of Common Stock (as authorized at the date hereof) had been purchased at the date hereof for the same aggregate price (on the basis of the price per share set forth in paragraph 2 hereof) and had not been disposed of, such person or persons would be holding, at the time of such exercise, as a result of such purchase and all such stock dividends, stock splits, combinations of shares, mergers, consolidations, reorganizations, or other changes in capitalization; provided, however, that no fractional share shall be issued upon any such exercise, and the aggregate price paid shall be appropriately reduced on account of any fractional share not issued; and provided further, that in accordance with the provisions of subsection (a) of Section 424 of the Code a new option may be substituted for the Option granted hereunder or such Option may be assumed by an employer corporation, or a parent or subsidiary of such corporation, in connection with any transaction to which such subsection (a) is applicable.
Upon the dissolution or liquidation of the Corporation other than in connection with a transaction to which such subsection (a) is applicable, the Option granted hereunder shall terminate and become null and void, but the Optionee shall have the right immediately prior to such dissolution or liquidation to exercise the Option granted hereunder to the full extent not before exercised.

     9.   Method of Exercising Option.  Subject to the terms and conditions of
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this Option Agreement, the Option may be exercised by written notice to the
Corporation at its principal business address attention of the Clerk. Such notice shall state the election to exercise the Option and the number of shares in respect of which it is being exercised, and shall be signed by the person or persons so exercising the Option. At that time, this Option Agreement shall be turned in to the Corporation for action by the Corporation to reduce the number of shares to which it applies. Such notice shall be accompanied by payment in cash or by check, or if approved by the Corporation, by shares of Common Stock of the Corporation already owned by the Optionee valued at

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their fair market value, or by a combination of the foregoing. The fair market value of the Corporation's shares for this purpose shall be determined by the Board of Directors of the Corporation, and any such determination shall be binding on all parties. If, however, the Common Stock of the Corporation is then actively traded on an established over-the-counter market, the price shall be the average mean between the bid and asked prices quoted in such market on the trading day next preceding the exercise of the Option; and if such stock is listed on any national exchange, the price shall be the average mean between the high and low sales prices quoted on such exchange during such preceding trading day. The certificate or certificates for the shares as to which the Option shall have been so exercised shall be registered in the name of the person or persons so exercising the Option, (or, if the Option shall be exercised by the Optionee and if the Optionee shall so request in the notice exercising the Option, the certificate or certificates shall be registered in the name of the Optionee and another person jointly, with the right of survivorship) and shall be delivered as provided above to or upon the written order of the person or persons exercising the Option. In the event the Option shall be exercised by any person or persons other than the Optionee (to the extent permitted under this Incentive Stock Option Agreement), such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option.

     10.  General.  The Corporation shall at all times during the term of the
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Option reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Incentive Stock Option Agreement, shall pay all original issue taxes with respect to the issue of shares pursuant hereto and all other fees and expenses necessarily incurred by the Corporation in connection therewith, and will from time to time use its best efforts to comply with all laws and regulations which, in the opinion of counsel for the Corporation, shall be applicable thereto. The Corporation makes no representation or warranty that this Option or shares issued pursuant hereto qualify under any Federal or State law for any special tax treatment. The terms of this Option Agreement shall be construed to conform with, and shall be governed by the provisions of the Corporation's 1999 Stock Option Plan, as amended, and in the event of any inconsistency between the provisions of this Non-Qualified Stock Option Agreement and such Plan the provisions of such Plan shall control.

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     IN WITNESS WHEREOF, the Corporation has caused this Non-Qualified Stock
Option Agreement to be duly executed by its officer thereunto duly authorized, and the Optionee has hereunto set his hand and seal all on the day and year first above written.

                         CYBERSTORAGE SYSTEMS CORPORATION


                         By:_____________________________
                            John L. Thonet, President



                         ________________________________
                         [Name of Optionee]

                         ________________________________
                         Address

                         ________________________________

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